Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

     In connection with this Amendment No. 1 to the Annual Report on Form 10-K of Eclipsys Corporation (the “Company”) for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul L. Ruflin, Chief Executive Officer of the Company, and Robert J. Colletti, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Paul L. Ruflin

Dated: May 23, 2003	Paul L. Ruflin Chief Executive Officer

/s/ Robert J. Colletti

Dated: May 23, 2003	Robert J. Colletti Chief Financial Officer

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